Exhibit 10.36

CONTRIBUTION AGREEMENT

between

Affiliates of

GEROVA FINANCIAL GROUP, LTD.

 and

PLANET 5 DEVELOPMENT GROUP, LLC

Dated:  May 26, 2010

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT is made and entered into this 26th day of May, 2010 by and among: (1) GEROVA FINANCIAL GROUP, LTD., a Cayman Island corporation (“Gerova”); (2) PLANET 5 DEVELOPMENT GROUP, LLC (collectively, “Planet 5”); and (3) NET FIVE HOLDINGS, LLC, a Florida limited liability company (the “Company”).

RECITALS

WHEREAS, though its direct and indirect subsidiaries and affiliates, Gerova is the owner of the Gerova Properties (as defined below);

WHEREAS, through its direct and indirect subsidiaries and affiliates, Planet 5 is the owner of the Planet 5 Properties (as defined below);

WHEREAS, Gerova has agreed to convey the Gerova Properties to the Company in exchange for Class A Interests (as defined below) in the Company; and

WHEREAS, Planet 5 has agreed to convey the Planet 5 Properties to the Company in exchange for Class A Interests (as defined below) in the Company.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
INTERPRETATIONS; DEFINITIONS

Section 1.1.      General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; (c) references herein to “Articles”, “Sections”, “subsections”, “paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (d) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (e) a reference to an Exhibit or a Schedule without a further reference to the document to which the Exhibit or Schedule is attached is a reference to an Exhibit or Schedule to this Agreement; (f) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (g) the word “including” means “including, without limitation,”.

Section 1.2.      Defined Terms.  For all purposes of this Agreement, certain terms are defined in sections of this Agreement (and not included in this Section 1.2) and the following terms shall have the respective meanings set forth below:

“Action” shall mean any investigation, action, claim, action, proceeding, arbitration or suit (whether civil, criminal, administrative or judicial), or any appeal therefrom against any Person.

“Affiliate” shall mean any Person, any director or officer of such Person, and any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, the term “control” or any form thereof means, with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person through the ownership of voting securities, by contract or otherwise.

 “Agreement” shall mean this Agreement in its present form or as it may be amended, modified or supplemented from time to time in accordance with Section 7.1 of this Agreement.

“Business Days” shall mean any day of the week other than Saturday, Sunday or a day on which banking institutions in Ney York, New York are obligated or authorized by Law to close.

“Certificate of Formation” shall mean the Certificate of Formation of the Company substantially in the form attached as Exhibit A.

“Class A Interest” shall have the meaning set forth in the LLC Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Damages” shall mean any loss, fine, penalty, judgment, award, claim, obligation, demands, damages (specifically excluding incidental, consequential, indirect, special and punitive damages), interest, Tax, cost, liability or expense incurred (including reasonable attorneys’ fees or any other reasonable out-of-pocket expenses directly incurred in connection with any Action); provided, however, that “Damages” shall include payment obligations to a third party actually incurred by the indemnified party as a result of the indemnified party being required to pay such third party as part of a Third Party Action.

“Effective Date” shall mean the date this Agreement is fully executed and delivered by the parties hereto.

“Fair Market Value” shall mean the fair market value of an Investment Property as determined in accordance with Section 2.4.

“Gerova Properties” shall mean the collective reference to: (a) the various parcels of improved and unimproved real estate owned by direct and indirect Subsidiaries of Gerova; and (b) a portfolio of first and second mortgage loans held by direct and indirect Subsidiaries of Gerona that are listed on Exhibit B attached hereto.

 “Governmental Authorities” shall mean any federal, state, municipal, county government, or any subdivision thereof, or any court, administrative, arbitrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

“Investment Properties” shall mean, collectively, the Gerova Properties and the Planet 5 Properties.

“Law” shall mean any applicable national, supra-national, regional, federal, state or local law (whether common or civil law), statute, rule, regulation, code, ordinance, administrative ruling, regulation, order, directive or other requirement of any Governmental Authority.

“LLC Agreement” shall mean the Operating Agreement for the Company substantially in the form attached as Exhibit C.

“Permits” means all notifications, licenses, permits (including environmental, construction and operation permits), governmental franchises, registrations, certificates, approvals, exemptions, classifications, registrations and other similar documents, rights and authorizations issued by any Governmental Authority.

“Permitted Exceptions” shall mean: (a) the lien of current Taxes not yet due and payable; (ii) the state of facts which would be disclosed by an accurate ALTA land-title survey of the Investment Property; and (iii) such other customary exceptions that do not render title to any Investment Property non-financeable or unmarketable.

“Person” shall mean an individual, estate, trust, partnership, corporation, limited liability company, Governmental Authority or other legal entity.

“Planet 5 Properties” means the collective reference to the seven developed properties and four undeveloped properties that are listed on Exhibit D attached hereto.

“Subsidiaries”  shall mean any corporation, limited liability company, partnership or other entity, a majority of the capital stock or equity of which is owned, directly or indirectly, by any Person.

“Tax” or, collectively, “Taxes” shall mean: (a) any and all United States federal, state, local and foreign taxes, assessments and other like governmental charges, duties, impositions and liabilities, including, without limitation, taxes based upon or measured by income, profits, sales, use and occupation, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

“Tax Returns” shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes (including any attachments).

ARTICLE II
FORMATION AND CONTRIBUTION OF THE PROPERTY

Section 2.1.      Formation.

(a)      A Certificate of Formation of the Company was filed with the Secretary of State of the State of Florida on March 25, 2010.

(b)      Subject to the terms and conditions of this Agreement, Gerova and Planet 5 shall execute and deliver the LLC Agreement, which shall be dated as of the Effective Date.

Section 2.2.     Property to be Contributed by Gerova.  Prior to September 30, 2010 and subject to the terms and conditions set forth in this Agreement, Gerova agrees to convey, transfer and assign to the Company as Gerova’s capital contribution to the Company, all of its right, title and interest in the Gerova Properties. The Gerova Properties will be unencumbered at the time of contribution other than by the Permitted Exceptions.

Section 2.3.     Property to be Contributed by Planet 5.  Prior to September 30, 2010, or as soon thereafter as is practicable, and subject to the terms and conditions set forth in this Agreement, Planet 5 agrees to convey, transfer and assign to the Company as Planet 5’s capital contribution to the Company, all of its right, title and interest in the Planet 5 Properties. The Planet 5 Properties will be unencumbered at the time of contribution other than by the Permitted Exceptions.

Section 2.4.     Valuation of the Investment Properties.  Gerova and Planet 5 shall work together in good faith to determine the current Fair Market Value of each Investment Property prior to such Investment Property being contributed to the Company.   If Gerova and Planet 5 are unable to reach agreement on the Fair Market Value of an Investment Property, each of Gerova and Planet 5 shall engage a recognized independent real estate appraisal company in the geographic area in which such Investment Property is located and shall give written notice to the other party specifying the identity of their selected appraiser.  The two appraisers so appointed shall together mutually select a third appraiser within ten (10) Business Days after the appointment of the second appraiser.  The three appraisers shall reach independent determinations of the Fair Market Value of the Investment Property.  The average of the two closest appraisals rendered by the three appraisers shall be deemed to be the Fair Market Value.  If any appraiser is only able to provide a range of Fair Market Values, the average of the highest and lowest value in such range shall be deemed to be such appraiser’s determination of the Fair Market Value.  The determination of the Fair Market Value in accordance with the foregoing procedure shall be final and binding on Gerova and Planet 5.  The fees and costs of the separate independently selected appraisers shall be borne by the party who selected such appraiser, and the fees and costs of the third appraiser shall be borne equally by Gerova and Planet 5.  The parties shall use their best efforts to cause the appraisers to complete their determinations of Fair Market Value promptly, and in any event, no later than September 30, 2010.  Each of Gerova and Planet 5 shall be required to respond promptly to any reasonable requests for information that may be advanced by any appraiser performing the determination of Fair Market Value.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF GEROVA

Gerova hereby represents and warrants to the Company and Planet 5 each of the matters set forth in this Article III and acknowledges that Planet 5’s entry into this Agreement and the consummation of the transactions contemplated herein, including the formation and operation of the Company, are made in reliance upon the completeness and accuracy of the matters set forth herein:

Section 3.1.     Organization.  Gerova is a corporation duly formed and validly existing [in good standing] under the laws of the Cayman Islands, and has all legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.  Gerova is duly qualified or licensed to do business and is [in good standing] in each jurisdiction in which it is required to be so qualified or licensed, except where the failure to be so qualified or licensed would not constitute a material adverse effect.

Section 3.2.     Authority; Binding Effect.  Gerova has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Gerova, and no further action is required on the part of Gerova to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Gerova and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of Gerova, enforceable against Gerova in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to enforcement of creditors’ rights generally, and (b) general equitable principles.

Section 3.3.     Noncontravention.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Gerova: (a) will not violate or conflict with its constituent documents; (b) will not result in any violation, breach or default of any provision of any instrument, judgment, order, writ, decree, contract or agreement to which Gerova is a party or by which Gerova is bound; and (c) will not require any consent under in any provision in any agreement to which Gerova is a party, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision.

Section 3.4.     No Litigation.  There are no Actions, either at Law or in equity, or before any Governmental Authorities, of any kind now pending or, to the knowledge of Gerova, threatened or proposed in any manner, or any circumstances which could reasonably form the basis of any such Action, involving any of the Gerova Properties.

Section 3.5.     Compliance with Laws.   Gerova is in compliance in all material respects with all Laws applicable to the Gerova Properties.  Gerova has not received any written notification from any Governmental Authority: (a) asserting a violation by Gerova of any Law applicable to the Gerova Properties; (b) threatening to revoke any permit applicable to the Gerova Properties; or (iii)  restricting or in any way limiting the use of the Gerova Properties.

Section 3.6.     Consents.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court or Governmental Authority is required by Gerova in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.7.     Absence of Undisclosed Liabilities. Gerova does not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature with respect to the Gerova Properties, except liabilities, obligations or contingencies which have been disclosed to the Company and Planet 5.

Section 3.8.     Options.   Gerova has not granted any rights of first offer or refusals or options to purchase the Gerova Properties or any portion thereof.

Section 3.9.     Taxes. Gerova has: (a) duly and timely filed with the appropriate Governmental Authorities all Tax Returns required to be filed by it in connection with or with respect to the Gerova Properties for all periods ending on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects; and (b) duly paid in full all Taxes due in connection with or with respect to the filing of such Tax Returns (whether or not shown on such Tax Returns) and has paid all other Taxes in connection with or with respect to the Gerova Properties as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which Gerova is maintaining reserves adequate for their payment.  Neither the Internal Revenue Service nor any other Governmental Authority is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the knowledge of Gerova, threatening to assert against Gerova any deficiency or claim for additional Taxes in connection with or with respect to the Gerova Properties.

Section 3.10.   Environmental.  To the knowledge of Gerova: (a) no Hazardous Substances (as hereinafter defined) or toxic substances have been treated, stored, handled or disposed of on, under or at the Gerova Properties in violation of applicable Laws; (b) the Gerova Properties have not been used for industrial purposes; and (c) the Gerova Properties have never been listed by a Governmental Authority as containing any Hazardous Substances.  “Hazardous Substances”, as used herein, means any toxic or hazardous waste, pollutants or substances, including, without limitation, petroleum products or by-products, asbestos (irrespective of whether or not encapsulated) and substances defined or listed as hazardous substances or toxic substances or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 41 U.S.C. Section 9601, et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, et seq., hazardous waste identified in or pursuant to the Resource Conservation and Recovery Act of 1976, as amended, 15 U.S.C. Section 2601, et seq. or any hazardous or toxic substance or pollutant regulated under any other applicable Law.

Section 3.11.   Permits.  Gerova has obtained and maintained all Permits necessary for Gerova to own, operate, use, occupy and develop the Gerova Properties.

Section 3.12.  Brokers.  No agent, broker, or other Person acting pursuant to express or implied authority of Gerova is entitled to a commission or finder’s fee in connection with the transactions contemplated by this Agreement

Section 3.13.   Investment Representation. Gerova represents and warrants that the Class A Interest in the Company to be received by it will be acquired by it solely for its own account and with no intention of distributing or reselling the Class A Interest in any transaction which would be in violation of, or would cause the transactions contemplated herein to violate, the securities laws of the United States of America, any state thereof or the District of Columbia, without prejudice, however, to Gerova’s right at all times to sell or otherwise dispose of all or any part of the Class A Interest in the Company under an exemption from registration available under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state or District of Columbia securities law.

Section 3.14.   Prohibited Persons and Transactions.  To the knowledge of Gerova, Gerova is in compliance with, the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PLANET 5 GROUP

Planet 5 hereby represents and warrants to Gerova each of the matters set forth in this Article III and acknowledges that Planet 5’s entry into this Agreement and the consummation of the transactions contemplated herein, including the formation and operation of the Company, are made in reliance upon the completeness and accuracy of the matters set forth herein:

Section 4.1.     Organization.  Each Person constituting Planet 5 is a limited liability company duly formed and validly existing in good standing under the laws of the jurisdiction of its formation, and has all legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.  Each Person constituting Planet 5 is duly qualified or licensed to do business and is in good standing in each jurisdiction in which it is required to be so qualified or licensed, except where the failure to be so qualified or licensed would not constitute a material adverse effect.

Section 4.2.     Authority; Binding Effect.  Each Person constituting Planet 5 has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of such Person, and no further action is required on the part of such Person to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Person constituting Planet 5 and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to enforcement of creditors’ rights generally, and (b) general equitable principles.

Section 4.3.     Noncontravention.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Planet 5: (a) will not violate or conflict with the constituent documents of each Person constituting Planet 5; (b) will not result in any violation, breach or default of any provision of any instrument, judgment, order, writ, decree, contract or agreement to which such Person is a party or by which it is bound; and (c) will not require any consent under in any provision in any agreement to which such Person is a party, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision.

Section 4.4.     No Litigation.  There are no Actions, either at Law or in equity, or before any Governmental Authorities, of any kind now pending or, to the knowledge of Planet 5, threatened or proposed in any manner, or any circumstances which could reasonably form the basis of any such Action, involving any of the Planet 5 Properties.

Section 4.5.     Compliance with Laws.   Planet 5 is in compliance in all material respects with all Laws applicable to the Planet 5 Properties.  Planet 5 has not received any written notification from any Governmental Authority: (a) asserting a violation by Planet 5 of any Law applicable to the Planet 5 Properties; (b) threatening to revoke any permit applicable to the Planet 5 Properties; or (c)  restricting or in any way limiting the use of the Planet 5 Properties.

Section 4.6.     Consents.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court or Governmental Authority is required by Planet 5 in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.7.     Absence of Undisclosed Liabilities.  Planet 5 does not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature with respect to the Planet 5 Properties, except liabilities, obligations or contingencies which have been disclosed to the Company and Gerova.

Section 4.8.      Options.   Planet 5 has not granted any rights of first offer or refusals or options to purchase the Planet 5 Properties or any portion thereof.

Section 4.9.      FIRPTA.   Planet 5 is not a foreign person within the meaning of Section 1445(f)(3) of the Code.

Section 4.10.   Taxes. Planet 5 has: (a) duly and timely filed with the appropriate Governmental Authorities all Tax Returns required to be filed by it in connection with or with respect to the Planet 5 Properties for all periods ending on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects; and (b) duly paid in full all Taxes due in connection with or with respect to the filing of such Tax Returns (whether or not shown on such Tax Returns) and has paid all other Taxes in connection with or with respect to the Planet 5 Properties as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which Planet 5 is maintaining reserves adequate for their payment.  Neither the Internal Revenue Service nor any other Governmental Authority is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the knowledge of Planet 5, threatening to assert against Planet 5 any deficiency or claim for additional Taxes in connection with or with respect to the Planet 5 Properties.

Section 4.11.   Environmental.  To the knowledge of Planet 5: (a) no Hazardous Substances or toxic substances have been treated, stored, handled or disposed of on, under or at the Planet 5 Properties in violation of applicable Laws; (b) the Planet 5 Properties have not been used for industrial purposes; and (c) the Planet 5 Properties have never been listed by a Governmental Authority as containing any Hazardous Substances.

Section 4.12.   Permits.  Planet 5 has obtained and maintained all Permits necessary for Planet 5 to own, operate, use, occupy and develop the Planet 5 Properties.

Section 4.13.  Brokers.  No agent, broker, or other Person acting pursuant to express or implied authority of Planet 5 is entitled to a commission or finder’s fee in connection with the transactions contemplated by this Agreement

Section 4.14.   Investment Representation. Planet 5 represents and warrants that the Class A Interest in the Company to be received by it will be acquired by it solely for its own account and with no intention of distributing or reselling the Class A Interest in any transaction which would be in violation of, or would cause the transactions contemplated herein to violate, the securities laws of the United States of America, any state thereof or the District of Columbia, without prejudice, however, to Planet 5’s right at all times to sell or otherwise dispose of all or any part of the Class A Interest in the Company under an exemption from registration available under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state or District of Columbia securities law.

Section 4.15.   Prohibited Persons and Transactions.  To the knowledge of Planet 5, Planet 5 is in compliance with, the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

ARTICLE V
COVENANTS OF THE PARTIES

Section 5.1.     Further Assurances.  Each of Gerova and Planet 5 agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by this Agreement, including seeking to obtain approvals from third Persons which are required in connection with the consummation of the transactions hereunder or pursuant to the terms of any agreement with such third Person.  Each of Gerova and Planet 5 will cooperate, provide information, execute and deliver such instruments and documents and take such other action reasonably requested by the other in order to effect the transactions contemplated by this Agreement.

Section 5.2.     Public Statements. Each of Gerova and Planet 5: (a) shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby; and (b) shall not issue any such press release or written public statement prior to such consultation, except as may be required by Law.

Section 5.3.     Expenses.  Each of Gerova and Planet 5 shall be responsible for all costs and expenses incurred by it, including, without limitation, fees and expenses of counsel, in connection with the negotiation, preparation and delivery of this Agreement and the LLC Agreement and the transactions contemplated hereby and thereby and in the performance of its obligations under this Agreement.

Section 5.4.     Prorations.  All prepaid expenses, advances, credits, deposits and Taxes (“Prorated Items”) paid in connection with or levied upon the Investment Properties shall be prorated on a per diem basis between the Company and Gerova or Planet 5, as applicable.  Penalties and interest for late filings, failure to file, or incorrect filings on any filings made (or failed to be made) with respect to the Prorated Items by Gerova or Planet 5, as applicable, shall not be prorated.  If one party remits to the appropriate Governmental Authority payment for Prorated Items that are subject to proration hereunder and such payment includes the other party’s share of such Prorated Items, such party shall promptly reimburse the remitting party for its share of such Prorated Items.

ARTICLE VI
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

Section 6.1.     Survival of Representations and Warranties.  All of the representations and warranties of Gerova and Planet 5 contained herein shall survive the Effective Date and continue in full force and effect.

Section 6.2.     Indemnity by Gerova.  Gerova hereby agrees to indemnify, defend and hold harmless the Company and Planet 5 against and in respect of all Damages suffered or incurred by the Company and its assigns, successors and Affiliates or by Planet 5 and its assigns, successors and Affiliates resulting from or arising out of: (a) the breach or inaccuracy of any representation or warranty made by Gerova contained herein; or (b) the nonfulfillment of any covenant or agreement on the part of Gerova forth in this Agreement.

Section 6.3.     Indemnity by Planet 5.  Planet 5 hereby agrees to indemnify, defend and hold harmless the Company and Gerova against and in respect of all Damages suffered or incurred by the Company and its assigns, successors and Affiliates or by Gerova and its assigns, successors and Affiliates resulting from or arising out of: (a) the breach or inaccuracy of any representation or warranty made by Planet 5 contained herein; or (b) the nonfulfillment of any covenant or agreement on the part of Planet 5 forth in this Agreement.

Section 6.4.     Notice of Claims for Indemnification.  Any party seeking indemnification pursuant to this Article VI shall provide notice of such claim (stating in reasonable detail the basis for such claim) in accordance with Section 7.5 to the indemnifying party.

Section 6.5.     Exclusive Remedy.  The indemnification obligations in this Article VI shall be the exclusive remedy for the indemnified parties.  In calculating the amount of any Damage incurred by any indemnified party hereunder, the amount of any such Damage shall be reduced by: (a) any and all reductions in Tax liability or other Tax benefits or Tax refunds realized or to be realized by such indemnified party by reason of such Damage; and (b) any and all insurance benefits actually received by such indemnified party by reason of such Damage or the facts giving rise to the claim for indemnification.

Section 6.6.     Third-Party Action.  In the event an indemnified party becomes aware of a third party claim which such indemnified party reasonably believes may result in a claim against an indemnifying party for indemnification under this Agreement (a “Third Party Action”), the indemnified party shall notify the indemnifying party of such Third Party Action.  The indemnifying party shall have the right in its sole discretion, at its expense, to conduct the defense of and settle any such Third Party Action.  The indemnified party shall be entitled, at its expense, to participate in, but not to determine or conduct the defense of such Third Party Action, unless the indemnifying party chooses not to conduct the defense of such Third Party Action.  Except with the consent of the indemnified party, no settlement of any such Third Party Action shall be determinative of the existence of or amount of Damages relating to such matter.  In the event that the indemnifying party has consented to any such settlement, the indemnifying party shall have no power or authority to object under any provision of this Agreement to the existence and amount of any claim by the indemnified party against the indemnifying party for indemnification under this Agreement with respect to such settlement.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1.     Entire Agreement.  This Agreement and the LLC Agreement constitute the complete and exclusive statement of the agreement among the parties with respect to the subject matter contained herein and therein.  This Agreement and the LLC Agreement replace and supersede all prior agreements by and among the parties with respect to the subject matter contained herein and therein.  No change, amendment or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.  No waiver of any of the provisions of this Agreement, or any other agreement referred to herein, shall be valid unless in writing and signed by the party against whom it is sought to be enforced.  The Recitals shall be considered as being part of this Agreement.

Section 7.2.     Counterparts.  This Agreement may be executed in any number of counterparts and it shall not be necessary that each party to this Agreement execute each counterpart.  Each counterpart so executed (or, if all parties do not sign on the same counterpart, each group of counterparts signed by all parties) shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.  In making proof of this Agreement, it shall not be necessary to account for more than one counterpart or group of counterparts signed by all parties.

Section 7.3.     Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties permitted successors and assigns. Neither party may assign its rights under this Agreement without the prior written consent of the other, which consent may be granted or denied in the exercise of the non-assigning party’s sole and absolute discretion.

Section 7.4.      Applicable Law; Venue.

(a)      This Agreement shall be governed exclusively by their respective terms and the laws of the State of Florida, without regard to the conflicts of laws principles thereof.

(b)      Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the state or federal courts of the State of Florida, and, by execution and delivery of this Agreement, each party hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and the appellate courts thereof.  Each party irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at the address for notices set forth herein.  Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 7.5.      Notices.

(a)      Each notice, request, demand, consent, approval or other communication (hereafter in this Section referred to collectively as “notices” and referred to singly as a “notice”) which either party is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if:

(1)        personally delivered with proof of delivery thereof (any notice so delivered shall be deemed to have been received at the time so delivered),

(2)        sent by Federal Express (or other similar overnight courier) designating early morning delivery (any notice so delivered shall be deemed to have been received on the next Business Day following receipt by the courier), or

(3)        sent by United States registered or certified mail, return receipt requested, postage prepaid, at a post office regularly maintained by the United States Postal Service (any notice so sent shall be deemed to have been received two days after mailing in the United States).

(b)       All notices shall be addressed to the parties at the addresses for each set forth on the signature pages hereto. Either party may, by notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices, but notice of a change of address shall only be effective upon receipt.

Section 7.6.      Partial Invalidity.  If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Law.

Section 7.7.      Attorneys’ Fees.  In the event the parties shall become engaged in any litigation or with each other in connection with or arising out of this Agreement, the prevailing party shall be reimbursed and indemnified by the party not prevailing in such litigation for all costs and expenses reasonably incurred by the prevailing party in enforcing or establishing its rights hereunder, including court costs and reasonable attorneys’ fees and disbursements.  The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues.

Section 7.8.      WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY SUCH PARTY AGAINST ANY OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

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Signatures follow on next page.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above stated.

GEROVA FINANCIAL GROUP, LTD

By:
Name: Michael Hlavsa
Title: Chief Financial Officer

Address for notices:

PLANET 5 DEVELOPMENT GROUP, LLC

By:
Name:	Paul Rohan
Title:	Manager and CEO

Address for notices:

NET FIVE HOLDINGS, LLC

By:
Name:	Paul Rohan
Title:	Manager and CEO

SCHEDULE OF EXHIBITS

EXHIBIT A         -       Company Certificate of Formation

EXHIBIT B          -       LLC Agreement

EXHIBIT C          -       Gerova Properties

EXHIBIT D          -       Planet 5 Properties

1

EXHIBIT A
Company Certificate of Formation

[See attached]

1

EXHIBIT B
LLC Agreement

[See attached]

1

EXHIBIT C
Gerova Properties

1

EXHIBIT D
Permitted Exceptions

EXHIBIT E
Planet 5 Properties